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                                                                    EXHIBIT 4.12

                     SECOND AMENDMENT TO CREDIT AGREEMENT


        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") dated this 19th day of September, 1994, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB"), the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "lenders" as provided herein (TNB and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders") and THIRD NATIONAL BANK IN NASHVILLE (the "Agent") in its capacity as Agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement (as hereinafter defined).

                            W I T N E S S E T H :

        WHEREAS, Nelson, Lenders and Agent entered into a Credit Agreement dated as of November 30, 1992 (the "Credit Agreement") governing the terms of certain credit facilities more particularly described in the Credit Agreement; and

        WHEREAS, Nelson has requested certain revisions to the Credit Agreement, and Lenders and Agent have agreed to the revisions subject to the terms and conditions of this Second Amendment;

        NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 7A.08(c) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                      (c)  Funded Debt to Total Capital.

        i) Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Total Capital, calculated quarterly, as shown below for each fiscal quarter ending during the fiscal quarters indicated:

                Fiscal Ouarter                   Maximum Ratio
                --------------                   -------------

                June 30, 1994 and thereafter        .70:1.0

        (ii) Maintain as of the last day of each fiscal year, a maximum ratio of Funded Debt to Total Capital, calculated annually, as below for each fiscal year ending during the fiscal years indicated:
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               Fiscal Year                       Maximum Ratio
               -----------                       -------------

               March 31, 1995 and thereafter        .65:1.0

        2. Except as herein modified and amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

        3. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

        4. This Second Amendment is executed on the date set forth above, but is to be effective as of June 29, 1994.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.


                                      THOMAS NELSON, INC.

                                      By: /s/ Joe L. Powers
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                                      Title:
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                                      THIRD NATIONAL BANK IN NASHVILLE, AS AGENT

                                      By: /s/ J. Fred Turner
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                                      Title:
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                                      THIRD NATIONAL BANK IN NASHVILLE

                                      By: /s/ J. Fred Turner
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                                      Title:
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                                      NATIONAL CITY BANK, KENTUCKY

                                      By: /s/ C.C. Tate
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                                      Title:
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                                      FIRST AMERICAN NATIONAL BANK

                                      By: /s/ Scott M. Bane
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                                      Title:
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                                      NATIONSBANK OF TEXAS, N.A.

                                      By: /s/ Jay S. Tweed
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                                      Title:
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                                      CREDITANSTALT-BANKVEREIN

                                      By: /s/ Robert M. Biringer
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                                      Title:
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                                      By: /s/ Joseph P. Longosz
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                                      Title:
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